FORM 8-K



               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                Date of Report (Date of Earliest
               Event Reported):  September 2, 1994



                CHIQUITA BRANDS INTERNATIONAL, INC.
     (Exact name of registrant as specified in its charter)

      New Jersey            1-1550            04-1923360
    (State or other       (Commission        (IRS Employer
    jurisdiction of       File Number)    Identification No.)
    incorporation

          250 East Fifth Street, Cincinnati, Ohio  45202
            (Address of principal executive offices)


Registrant's telephone number, including area code:  (513) 784-8011

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            INFORMATION TO BE INCLUDED IN THE REPORT


Items 1, 2, 3, 4, 6, 7 and 8 are not applicable and are omitted from this Report.

Item 5.  Other Events.

     Reference is made to Part I, Item 1 "Business--Risks of International Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 1993 and "Management's Analysis of Operations and Financial Condition" in the Company's 1993 Annual Report and Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994 and the discussion therein of the EU quota and licensing regulation and the Framework Agreement. On September 2, 1994, the Company and the Hawaii Banana Industry Association made a joint filing with the Office of the U.S. Trade Representative under Section 301 of the U.S. Trade Act of 1974, charging that the EU quota and licensing regime and the Framework Agreement are unreasonable, discriminatory and a burden and restriction on U.S. commerce. In the filing, the petitioners request the U.S. government to initiate a formal investigation and take all feasible action to achieve the termination of the Framework Agreement and a restructuring of the EU banana regulatory system. If the Office of the U.S. Trade Representative accepts the petition for investigation (a decision it is required to make within 45 days), investigation typically takes up to a year. If satisfactory relief is not obtained, the U.S. government may, but would not be obligated to, take retaliatory action against the EU countries and Latin American countries named in the petition.

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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 13, 1994    CHIQUITA BRANDS INTERNATIONAL, INC.


                              By /s/ William A. Tsacalis
                                 William A. Tsacalis
                                 Vice President and Controller